Exhibit 99.2

PUMATECH, INC.

2550 NORTH FIRST STREET, SUITE 500, SAN JOSE, CALIFORNIA 95131

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Woodson Hobbs and J. Keith Kitchen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Pumatech, Inc. (“Pumatech”) held of record by the undersigned on             , 2003, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Pumatech to be held             , 2003, at 9:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.        To consider and approve the issuance of Pumatech common stock in connection with proposed merger of Homerun Acquisition Corporation, a wholly owned subsidiary of Pumatech, Inc. with and into Synchrologic, Inc. (“Synchrologic”) resulting in Synchrologic becoming a wholly owned subsidiary of Pumatech, as described in the Agreement and Plan of Merger included as Annex A to the joint proxy statement/prospectus accompanying this Proxy (the “Merger Agreement”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.        To consider and vote upon a proposed amendment to the Certificate of Incorporation of Pumatech to increase the number of authorized shares of Pumatech common stock by 80,000,000 shares from 80,000,000 shares to 160,000,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.        To elect the following directors to serve until the 2004 annual meeting of stockholders or until their respective successors are elected and qualified:

Woodson Hobbs	[ ] FOR	[ ] WITHHOLD AUTHORITY TO VOTE
Michael M. Clair	[ ] FOR	[ ] WITHHOLD AUTHORITY TO VOTE
Michael J. Praisner	[ ] FOR	[ ] WITHHOLD AUTHORITY TO VOTE
Kirsten Berg-Painter	[ ] FOR	[ ] WITHHOLD AUTHORITY TO VOTE

4.        To ratify the Board of Directors’ appointment of PricewaterhouseCoopers LLP to serve as independent auditors of Pumatech for the fiscal year ending July 31, 2004.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.        To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(Please date and sign on reverse side)

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

Dated:                        , 2003

Signature

Signature if held jointly

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

2